                                                                   EXHIBIT 23.7












INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Amendment No. 2 to the Registration Statement 333-40527 of FiberMark, Inc. of our report dated November 4, 1997 (relating to the financial statements of Steinbels Gessner GmbH as of and for the year ended December 31, 1996 presented separately herein) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Wollert-Elmendorff
Deutsche Industrie-Treuhand GmbH
Wirtschaftsprufungsgesellschaft


------------------------------------
/s/ Wollert-Elmendorff
    Deutsche Industrie-Treuhand GmbH
    Wirtschaftsprufungsgesellschaft


Munich, Germany
December 10, 1997